                                                                    Exhibit 4(w)

                   CITIGROUP GLOBAL MARKETS HOLDINGS INC.,

                                   As Company,

                                       AND

                           JPMORGAN CHASE BANK, N.A.,

                                   As Trustee

                ----------------------------------------------


                             SUPPLEMENTAL INDENTURE

                          Dated as of October 30, 2001

                                       to

                                    INDENTURE

                            Dated as of May 26, 2000

                ----------------------------------------------


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
                                                                    Exhibit 4(w)


                          FIRST SUPPLEMENTAL INDENTURE

      FIRST SUPPLEMENTAL INDENTURE, dated as of October 30, 2001 (this "Supplemental Indenture"), between SALOMON SMITH BARNEY HOLDINGS INC., a New York corporation (the "Company"), and THE CHASE MANHATTAN BANK, a New York banking association, as trustee (the "Trustee"), under the Indenture dated as of May 26, 2000 (as supplemented, the "Indenture").

      WHEREAS, pursuant to Section 801(5) of the Indenture, the Company and the Trustee may enter into a supplemental indenture to change or eliminate any provisions of the Indenture; provided that any such change or elimination shall become effective only when there is no Outstanding Security of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

      WHEREAS, pursuant to Section 801(8) of the Indenture, the Company and the Trustee may enter into a supplemental indenture to cure any ambiguity, to correct or supplement any provision in the Indenture which may be inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under the Indenture; provided such action does not adversely affect the interests of the Holders of Outstanding Securities of any series created prior to the execution of such supplemental indenture in any material respect; and

      WHEREAS, the Company and the Trustee desire to enter into this Supplemental Indenture.

      NOW, THEREFORE, the parties hereto agree as follows:

      1. Defined Terms. Each capitalized term used but not defined herein shall have the meaning ascribed thereto in the Indenture.

      2. Amendments to the Indenture.

      (a) Section 402(8) of the Indenture is hereby amended to read in its entirety as follows:

            (8) a "RESET DATE" and the "INITIAL RESET DATE" shall occur on the dates specified in the Committee Certificate or in any indenture supplemental hereto.

      (b) With respect to the Outstanding Securities of TARGETS Trust X and TARGETS Trust XI, the first sentence of Section 402(8) is hereby amended to read in its entirety as follows:

            a "RESET DATE" shall occur on the 15th day of each calendar month beginning on the Initial Reset Date.


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                                                                    Exhibit 4(w)


      3. Acceptance by the Trustee. The Trustee accepts the trusts created by this Supplemental Indenture upon the terms and conditions set forth in the Indenture. The Trustee shall not be responsible or accountable in any manner whatsoever for or in respect of, and makes no representation with respect to, the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company and shall not be responsible in any manner whatsoever for or in respect of the correctness of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

      4. Confirmation. Except as hereby expressly modified, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

      5. Governing Law. This Supplemental Indenture and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

      6. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original for all purposes; but such counterparts shall together be deemed to constitute but one and the same instrument.


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                                                                    Exhibit 4(w)

      IN WITNESS WHEREOF, each of SALOMON SMITH BARNEY HOLDINGS INC. and THE CHASE MANHATTAN BANK, as Trustee, has caused this Supplemental Indenture to be signed and acknowledged by one of its officers thereunto duly authorized, and its corporate seal to be affixed hereto and attested, all as of the day and year first above written.

                                    SALOMON SMITH BARNEY HOLDINGS INC.



                                    By:    /s/ Mark I. Kleinman
                                           -----------------------------
                                           Name: Mark I. Kleinman
                                           Title: Executive Vice President and
                                           Treasurer

Attest:

By:    /s/ Douglas C. Turnbull
       -----------------------



Corporate Seal

                                    THE CHASE MANHATTAN BANK



                                    By:    /s/ Thomas Venusti
                                           ---------------------------
                                          Name: Thomas Venusti
                                          Title:      Trust Officer

Attest:

By:    /s/
       ---------------------------


Corporate Seal


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